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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 18, 2000


                    INNOVATIVE GAMING CORPORATION OF AMERICA.
             (Exact name of registrant as specified in its charter)



          MINNESOTA                     22482                  41-1713864
(State or other jurisdiction       (Commission File          (IRS Employer
        of incorporation)              Number)             Identification No.)


   4725 AIRCENTER CIRCLE, RENO, NEVADA                             89502
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (775) 823-3000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                   Page 1 of 4
                         Exhibit Index Appears on Page 3


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ITEM 5.  OTHER EVENTS.

         The Company has received correspondence from the Nasdaq National Market regarding the continued listing of the Company's Common Stock on that market. The Company's stock may be delisted from trading on or about November 6, 2000 if the minimum bid price of the Company's Common Stock does not equal or exceed $1.00 for a minimum of ten consecutive trading days. If the Company's stock does not satisfy listing requirements before then, the Company may attempt to seek review of the Nasdaq National Market's decision to delist its stock, or may apply for quotation of its Common Stock on any other organized market on which the shares may be eligible for trading. There can be no assurance that the Company's Common Stock will satisfy the requirements for listing on the Nasdaq National Market. Delisting of the Company's Common Stock may have an adverse impact on the market price and liquidity of the Company's securities, and may subject the Company's stock to the "penny stock rules" contained in Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

99.1     Press Release dated August 18, 2000





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   INNOVATIVE GAMING CORPORATION
                                   OF AMERICA
                                   (Registrant)



Date: August 18, 2000         By:  s/ Ronald Johnson
                                   -------------------------------------------
                                   Name:  Ronald Johnson
                                   Title: Chairman and Chief Executive Officer



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EXHIBIT INDEX


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  99.1                     Press Release                            4

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